Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8, No. 333-85300, pertaining to the American Bank Note Holographics, Inc. 2000 Stock Incentive Plan, as Amended, and the Registration Statement on Form S-8, No. 333-61602, pertaining to the American Bank Note Holographics, Inc. 1998 Stock Incentive Plan, as Amended; the American Bank Note Holographics, Inc. 2000 Stock Incentive Plan; the Option Agreement between Dr. Stephen Benton and American Bank Note Holographics, Inc., dated July 20, 1998; and the Option Agreement between Mr. Russell Lacoste and American Bank Note Holographics, Inc., dated October 11, 1999, of American Bank Note Holographics, Inc. (the “Company”) of our report dated March 7, 2003, with respect to the financial statements and schedule of the Company, as of and for the year ended December 31, 2002, included in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP

New York, New York
March 27, 2003